UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2010

Tedom Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-148516	20-8235863
(Commission File Number)	(IRS Employer Identification No.)

1625 Summit Lake Drive, Suite 205, Tallahassee, FL	32317
(Address of Principal Executive Offices)	(Zip Code)

(850) 219-8210

Registrant’s telephone number, including area code

5699 Kana Road, #251, Agoura Hills, California 91301

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TEDOM CAPITAL, INC.

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets	1
	Merger	1
	Description of Our Company	2
	Description of Business	2
	Legal Proceedings	6
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	6
	Risk Factors	9
	Security Ownership of Certain Beneficial Owners and Management	14
	Executive Officers and Directors	15
	Executive Compensation	15
	Certain Relationships and Related Transactions	17

Item 3.02	Unregistered Sales of Equity Securities	17
	Description of Capital Stock	17

Item 4.01	Change in Registrant's Certifying Accountant

Item 5.01	Changes in Control of Registrant.	19

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.	19

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	19

Item 9.01	Financial Statements and Exhibits.	19

Item 2.01         Completion of Acquisition or Disposition of Assets

Merger

The Merger. On March 19, 2010, Tedom Capital, Inc., a Delaware corporation (“Tedom”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Tedom, eLayaway, Inc., a privately held Florida corporation (“eLayaway”), and Tedom Acquisition Corporation, a newly formed, wholly-owned Florida subsidiary of Tedom (“Acquisition Sub”). On April 12, 2010, upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into eLayaway, and eLayaway, as the surviving corporation, became a wholly-owned subsidiary of Tedom.

●
At the closing of the Merger, each share of eLayaway’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of Tedom’s common stock (the “Common Exchange Ratio”), each class of preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of Tedom’s preferred stock (the “Preferred Exchange Ratio”) and each warrant to purchase two shares of eLayaway’s common stock was converted into one share of Tedom’s common stock. An aggregate of 9,221,517 shares of Tedom’s common stock were issued to the holders of eLayaway’s common stock, an aggregate of 1,854,013 shares of Tedom’s Series A preferred stock were issued to the holders of eLayaway’s Series A preferred stock, an aggregate of 2,788,368 shares of Tedom’s Series B preferred stock were issued to the holders of eLayaway’s Series B preferred stock, an aggregate of 3,142,452 shares of Tedom’s Series C preferred stock were issued to the holders of eLayaway’s Series C preferred stock, an aggregate of 186,243 shares of Tedom’s Series D preferred stock were issued to the holders of eLayaway’s Series D preferred stock and an aggregate 1,082,973 of Tedom’s common stock were issued to warrant holders of eLayaway.

●
Pursuant to the terms of the Merger Agreement, Tedom assumed all of eLayaway’s obligations under eLayaway’s outstanding warrants. Immediately prior to the Merger, eLayaway had outstanding warrants to purchase an aggregate of 2,165,945 shares of its common stock, which were exchanged into 1,082,973 shares of Tedom’s common stock. Neither Tedom nor eLayaway had any other warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger.

●
Upon the closing of the Merger, Jason Weilert resigned as the sole officer and director of Tedom, and simultaneously with the Merger a new board of directors and new officers were appointed for Tedom. Tedom’s new board of directors consists of Douglas R. Salie, Sergio A. Pinon and Bruce Harmon, previously the directors of eLayaway. In addition, Tedom’s board of directors appointed Douglas R. Salie as the Chief Executive Officer, Bruce Harmon as Chief Financial Officer and Sergio A. Pinon as Chief Marketing Officer of Tedom effective upon the consummation of the Merger.

●
Immediately following the closing of the Merger, Tedom sold all of its pre-Merger assets and liabilities to Naven Properties, LLC (“Naven”) pursuant to an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”), Tedom transferred to Naven (i) certain promissory notes issued to Tedom by Lisa Garcia and David Wolf together with books, records and other documentation related thereto and (ii) Tedom’s liabilities related to that certain promissory note issued by Tedom to Ameris, LLC and all other liabilities of Tedom existing immediately prior to the Merger in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 21,000,000 shares of Tedom’s common stock (the “Split-Off”), leaving 12,091,005 shares of common stock outstanding, of which 1,786,515 were shares held by persons who were stockholders of Tedom prior to the Merger, 9,221,517 are held by persons who were common stockholders of eLayaway and 1,082,973 are held by persons who were warrant holders of eLayaway.

The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Merger Agreement, which is filed as Exhibit 2.1 hereto, and (ii) the Asset Purchase Agreement, which is filed as Exhibit 10.23 hereto, each of which is incorporated herein by reference.

The shares of Tedom’s common stock and preferred stock issued to former holders of eLayaway’s common stock and preferred stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business. Tedom intends to carry on eLayaway’s business as its sole line of business. Tedom has relocated its executive offices to 1625 Summit Lake Drive, Hillside Building, Suite 205, Tallahassee, Florida 32317 and its telephone number is (850) 219-8210.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, Jason Weilert resigned as the sole officer and director of Tedom and Douglas R. Salie, Sergio A. Pinon and Bruce Harmon were appointed to Tedom’s board of directors. Following the Merger, Douglas R. Salie was appointed as Tedom’s chief executive officer and chairman of the board, Bruce Harmon was appointed as chief financial officer, treasurer and director, and Sergio A. Pinon was appointed as chief marketing officer, secretary and vice-chairman.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as an acquisition and recapitalization. eLayaway is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements herein are those of eLayaway.

Description of Our Company

eLayaway’s predecessor, eLayaway, LLC, was formed in 2005 as a Florida limited liability company. It was converted from a Florida limited liability company to a Florida corporation pursuant to a plan of statutory conversion on September 1, 2009. eLayaway has one subsidiary that is owned 97% by eLayaway; eLayaway Australia Pty., Ltd., an Australian company (“eLayaway Australia”).  The company previously had another wholly-owned subsidiary, MDIP, LLC, but that entity was dissolved in March 2010.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Tedom, and for periods subsequent to the closing of the Merger refer to eLayaway.

Overview

We are a patent pending electronic, or Internet-based, payment process that was conceived to provide additional payment options to consumers and merchants alike. eLayaway®, like PayPal™, is a comprehensive solution for centralized payment processing.  While PayPal™ procesesses upfront full payment for goods and services, eLayaway® facilitates payment over time.  At this time, credit card issuers are limiting its future cardholders, reducing credit lines, charging predatory interest rates, and/or cancelling accounts.  eLayaway® is the viable replacement for the deficiencies left by the credit card industry pull back.

The eLayaway® budget conscience payment option allows for consumer directed partial payments to be made over time and for goods and/or services to be rendered once all payments have been made in full. The Company’s mission is to empower consumers with affordable and fiscally responsible payment methods and services. Equally as important, this provides merchants more opportunities to provide goods and/or services thereby potentially being the difference for struggling companies in their survival, maintaining cash flow for these companies, and/or affording them the opportunity to maintain their employment levels due wholly or partially to the options provided by eLayaway®.

We were founded in 2005 after being extracted from an incubator company, Triadium Holdings, LLC.  The initial years were spent raising capital through friends and family thereby facilitating the growth of the Company from its pilot program and brand awareness stages to the extensive launch in 2010.

The Industry

Consumer Economics

For the first time since the Great Depression, the national personal savings rate has reached negative levels. That fact coupled with overwhelming consumer debt and Americans living 10 to 20 years longer indicates that the next several decades may prove difficult for many.

Banks and credit card companies are partly to blame for our predicament. Their aggressive marketing tactics and minimum payment strategies have made it easy for consumers to overspend and overpay for money borrowed. Recent pressure from federal regulators has required many credit card companies to double their minimum payment requirements from 2% to 4% of the balance. Many of their customers living on a tight budget are finding it difficult to adjust. They are experiencing the true cost of credit. As interest rates increase (up to 29.99%) and consumers begin to reevaluate their spending habits, smart merchants will seek consumer-friendly payment alternatives.  The Federal government is attempting to regulate the credit card industry but, as in the past, these billion dollar companies will continue to find loopholes to the benefit of the credit and company and sometimes to the detriment of the cardholder.

The debt crisis has been solidified by the recent sub-prime market crash. All banks have drastically increased their credit qualifications due to increased defaults and delinquencies. This effect has left fewer and fewer consumers with access to credit. Credit and companies have decreased credit limits and/or cancelled accounts. The fall of the real estate market has also slowed spending from home equity accounts as a significant percent of mortgages are close to or exceed, the current market value of the mortgaged property. These factors have created a storm that is causing a major decline in the access and use of credit. This situation has caused millions of consumers (and merchants alike) to seek out alternatives like eLayaway®. The FTC has acknowledged layaway as a viable option (see http://www.ftc.gov/bcp/edu/pubs/consumer/alerts/alt173.shtm and http://www.ftc.gov/bcp/edu/pubs/business/adv/bus17.shtm).

Online Payment Processing

The most important part of selling online is accepting payments from customers. These payments range from a single transaction (i.e. the purchase of an item from a web site) to a series of transactions from a customer (i.e. the payment of membership fees or installment payments via a web site). Online payment processing offers a customer the convenience of submitting their credit card or other forms of payment on a web site, and allows merchants to receive money from this transaction. Recurring payment processing allows merchants to set up regularly scheduled payments for their customers for a series of transactions.

Online payment processing requires coordinating the flow of transactions among a complex network of financial institutions and processors. Fortunately, technology has simplified this process, so that with the right solution, payment processing is easy, secure and seamless for both merchant and consumer.

The industry’s leading companies accounted for more than 73% of all transactions in 2007. The online alternative payment industry is growing by an average of 60% per year.  PayPal™, the premier upfront payment source, became a powerful alternative to eBay®’s Billpoint (acquired by eBay® in 2002 for $43.5 million) resulting in eBay® buying the superior PayPal™ (also in 2002) for $1.5 billion.  eBay® also acquired BillMeLater® in 2008 for $850 million.

Online Retail

There are currently 300 online retailers that each generate more than $20,000,000 in annual sales volume. We classify these merchants as enterprise level merchants. This merchant segment represents 50% of all transactions online. Many of these enterprise level merchants are experiencing an increase in the denial rates of their own branded credit programs.

Additionally, over 900,000 small business merchants that each generate less than $20,000,000 in annual sales volume operate in the e-commerce marketplace. These merchants have traditionally struggled to offer additional credit-based multiple payment processes. The small business merchant market is growing by an average of 30% per year.

Customers

Merchants

The merchants that currently utilize and/or are target merchants range from online retailers, brick and mortar retailers, sports teams, travel companies, service industries, and health providers.  The Company currently has four divisions; eLayawayCOMMERCE, eLayawaySPORTS, eLayawayTRAVEL, and eLayawayHEALTH.

eLayawayCOMMERCE supports the traditional retail industry at large.  This includes both online and brick and mortar retailers that sell general merchandise such as electronics, jewelry, appliances, toys, apparel, automotive, etc.  Major merchants include Best Buy®, The Home Depot®, Bass Pro Shop®, Apple, Hyatt® and others.

eLayawaySPORTS currently provides layaway services for the purchase of season tickets for the New Orleans Saint, Minnesota Vikings, Jacksonville Jaguars, and the Detroit Red Wings.  In 2010, efforts are in process for expanding the team coverage with certain National Football League teams, a pilot program with the National Basketball Association and Major League Baseball, and expansion with the National Hockey League.  The eLayaway process is also being marketed to colleges and universities and other professional sports leagues.  The service would be applicable to season tickets, individual game tickets and the sale of memorabilia and other related items related to the team.

eLayawayTRAVEL focuses on the cruise industry and other packaged travel programs.  Currently, the Company has a relationship with Carnival Cruise Line® (“Carnival®”) to provide eLayawayTRAVEL access to Carnival®’s API (Application Programming Interface).  Additional relationships with other travel package providers and individual agents are pending.

eLayawayHEALTH will provide various options for individuals desiring elective procedures.  This division will be marketed in 2011 or later.

Consumers

The consumers that utilize our online payment processor is not defined by any particular segment of the population as our service is used for anything from putting back to school items on layaway to putting season tickets for a professional sports team on layaway.  Our layaways have historically ranged from approximately $25 to $19,000.  The consumers, due to the economic situations, have evolved into “planners” and are grasping the budget concepts which parallels the concept of what eLayaway can accommodate.

Historically, the consumers that subscribe to memberships are based in the United States.  The eLayaway concept can be expanded to work with consumers internationally, especially countries such as Australia, Canada, and various European countries.

Our Products and Services

We are active in the alternative payment processor industry providing online layaway to Internet based companies, to brick and mortar retailers and to other industries, including but not limited to, travel, sports and health.

Our Products

Members Products

eLayaway® provides its members with a debt-free payment option that enables them to purchase the items they want and/or need most, using a flexible payment plan that fits their budget. Our members also have access to various amenities on eLayaway® such as its patent pending payment calculator and extensive merchant network. In addition, customers receive monthly email newsletters that keep them informed about upcoming events, shopping trends, and benefits of eLayaway®. Our goal is to encourage a member base of smart, credit-conscious shoppers, who understand the value of intelligent shopping and remain loyal to eLayaway®.

There are two types of eLayaway® members: Standard and Advantage. Standard memberships are free to the consumer. Standard members pay a transaction fee to use the system. Advantage members are charged a monthly membership fee and and a limited amount of free transactions. Qualified purchases are also reported to PRBC® where their payment history is recorded and reported to FICO® where it helps improve their Enhanced FICO® Score.

Merchant Product

eLayaway® provides its merchants with a profitable alternative payment option that allows them to offer a unique feature that sets them apart from their competition. This option allows merchants to increase their market reach; in addition to the merchants collecting 100% of the asking price for their goods and services. Unlike most credit cards and other payment processors, eLayaway® does not charge merchants a transaction fee. Many merchants use eLayaway® as a selling point to their customers and actively market eLayaway® throughout their web sites to stimulate interest in their shoppers. Merchants can generate additional revenue from selling products to shoppers who otherwise could not afford to buy them. eLayaway® merchants also benefit from the increased traffic their web sites generate from the growing member base of eLayaway®.

Merchants pay subscription and transaction fees to integrate and use the eLayaway® system.  In exchange for these fees, merchants receive access to the eLayaway® payment option, limited marketing support, and inclusion in the eLayaway® merchant directory and search engine.  This subscription fee is recognized as revenue on a monthly basis over the twelve month subscription period.

Future Products and Services

Products Under Development

We have several product/service initiatives under development:

•
eLayaway 2.0 – This updated release will not only accommodate multiple funding sources beyond ACH, it will also make it possible for the system to accept currencies other than USD. Our members and merchants will enjoy additional administrative features like custom reminders and improved system flexibility. Operationally the release will enhance internal reporting and accounting.

•
Onsite Advertising Program – Merchants will be able to advertise to their customers in our payment receipts and email reminders. They will also be able to advertise throughout the site to the general public.

•
eLayawayMALL upgrades – The current affiliate program will be expanded to allow existing eLayaway merchants the ability to buy space in the eLayawayMALL to upload and manage their own products and services.

•
Private Licensing Program - The eLayaway calculator will be customizable to match a licensed partner’s brand/program. Additional services we may offer in the future include multiple languages for the U.S. site, international sites and enhanced credit reporting capabilities.

Competition

eLayaway®’s competitors are not limited to companies that offer online layaway. The Company is also in competition for end consumers with payment processors that do not offer layaway. The three top alternative payment processors are currently PayPal™, Google Checkout™, and BillMeLater®. All three of these processors provide distinctive features that set them apart from their competition. In addition to Internet companies, the Company faces competition from other merchant services and finance companies, including web service providers and from traditional point-of-sale (POS) equipment, software providers and systems already installed into operating merchants. The Company expects that large retailers will adopt a multichannel solution beginning with the adoption of e-commerce integration followed by brick and mortar application. If large (top 300) retailers reintroduce layaway in stores prior to eLayaway® Internet integration, the Company’s ability to penetrate them could be harmed.

Strategy

Our strategy is to build upon our foundation of fiscally responsible spending and to provide both consumers and merchants affordable and relevant financial solutions.  By leveraging state-of-the-art technology, implementing the latest sales strategies, engaging the market with effective marketing and following strict policies and procedures, we intend to become the standard of excellence by which others are measured. Continued development and innovation will ensure our relevance far into the future. Both our brand and our product will continue to evolve becoming more than just a payment plan followed by just-in-time fulfillment.

Suppliers

We are not dependent on any significant product or service from third parties.  We have strategic alliances with certain third parties.

Research and Development

Continuous research and development will help eLayaway stay relevant and grow.  By expanding its offering and enhancing its features eLayaway will continue to look for better and more efficient ways to provide consumers and merchants secure and affordable ways to transact both online and at brick and mortar locations.

Intellectual Property

Patents

We have a U.S. Provisional systems patent pending (Serial No. 60/727,519), non-provisional, executed inventor assignment document (Serial No. 11/550,301) for “Electronic Payment System and Method”. The patents are filed under the company name MDIP, LLC, which is a partnership incorporated for the full purpose of accomodating the Company’s current and future patents.  The partnership is wholly-owned by eLayaway, Inc.

Registered Trademarks

We have registered trademarks with the United States Patent and Trademark Office (USPTO) for the company name “eLayaway (stylized and/or with design)” (Serial No. 77/212,248); the Company logo “a stylized E in an egg shaped circle” (Reg No. 3,487,235 - current); and the Company tagline “Credit is Overrated”.

Copyrights

Although the Company does not hold registered copyrights, the Company does claim copyright protection on all text and graphics used in conjunction with their published digital media (web site and DVD) and published printed promotional materials as stated generally in Title 17 of the United States Code, Circular 92, Chapter 1, Section 102.

We plan to apply for additional patents, copyrights and trademarks as applicable necessary or desirable in the evolution of our business.

Regulatory Matters

Our operations are not currently subject to any governmental regulations specific to layaway.  We do follow and consult relevant policies and procedures established for financial institutions to manage internal operations.

Employees

As of April 12, 2010, we had a total of nine full time employees. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

Property

We lease approximately 2,500 square feet of office space in Tallahassee pursuant to a lease that will expire in June 2013. This facility serves as our corporate headquarters.

In connection with the continuation of this lease, we issued to our landlord a promissory note for $10,000 related to the required deposit.  The note, which accrues interest at 7% (per annum) is for one year expiring in February, 2011.  Our monthly rent is approximately $5,700 of which approximately $2,700 per month is deferred until 2013.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of February 10, 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations except as follows:

In 2008, a former leased employee who served as the CEO of the Company and was an original founder of the Company, was terminated for alleged wrongdoings.  The Company alleges that this individual illegally deposited investor funds into company bank accounts not authorized by the board of directors and wrote unauthorized checks, combined for approximately $371,000.  Subsequently, this individual allegedly withdrew the deposited funds and deposited them into accounts not controlled by the Company.  The board of directors, upon gaining knowledge of this activity, removed this individual from the Company.  The Company has turned this matter over to the Florida Department of Law Enforcement.  The Company does not believe that these funds are recoverable thereby has recorded a theft loss of approximately $371,000 which is included in selling, general and administrative expenses on its consolidated statement of operations.

The Company has two former leased employees that, due to the Company’s lack of funding, were not paid for several weeks worked in 2008 and 2009.  The Company has been in settlement discussions with the two individuals who are seeking approximately $75,000.  All amounts were accrued as of December 31, 2009 and 2008.  To date, the claims and threatened litigation have not been resolved.  Management is seeking an out-of-court settlement for a reduced amount.

There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to April 12, 2010, we were an operating company, with minimal assets and activities. On March 12, 2010, we completed a merger, pursuant to which a wholly-owned subsidiary of ours merged with and into eLayaway, with eLayaway being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, we discontinued our former business and succeeded to the business of eLayaway as our sole line of business. The merger is being accounted for as a recapitalization, with eLayaway deemed to be the accounting acquirer and Tedom the acquired company. Accordingly, eLayaway’s historical financial statements for periods prior to the merger have become those of the registrant (Tedom) retroactively restated for, and giving effect to, the number of shares received in the merger. The accumulated earnings of eLayaway were also carried forward after the acquisition. Operations reported for periods prior to the merger are those of eLayaway.

Overview

We are an alternative payment processing company providing online layaway services for merchants and their consumers.  Our services are for online merchants and brick and mortar merchants.

Critical Accounting Estimates and Policies

Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.

Changes in Accounting Principles. No significant changes in accounting principles were adopted during fiscal 2009 and 2008.

Website Development Costs. The Company accounts for its website development costs in accordance with Accounting Standards Codification (“ASC”) ASC 350-10 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“ASC 350-10”).  These costs are included in intangible assets in the accompanying consolidated financial statements.

ASC 350-10 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage.  The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Impairment of Long-Lived Assets. The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments and Fair Value Measurements.  The Company measure their financial assets and liabilities in accordance with generally accepted accounting principles.  For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short term loans the carrying amounts approximate fair value due to their short maturities.

Effective January 1, 2008, we adopted accounting guidance for financial and non-financial assets and liabilities.  The adoption did not have a material impact on our results of operations, financial position or liquidity.  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures.  This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements.  This guidance does not apply to measurements related to share-based payments.  This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. Revenues are recognized on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statement.”  Under these guidelines, revenue is recognized on sales transactions when all of the following exist:  persuasive evidence of an arrangement did exist, delivery of service  has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured.  .  The Company has several revenue streams as follows:

•	Transaction fees for each layaway, which are recognized at the point-of-sale.
•	eLayawayADVANTAGE™, which is a monthly consumer membership fee paid in advance each month and recognized pro rata over the service period.

•
eLayawayMALL commissions which are commissions earned by referring customers to merchants through the Company’s website and are recognized by the Company at the point of sale by the third party merchant.

•	Cancellation fees ($25 per cancellation) which are charged to eLayaway members upon cancellation of their order and recognized on the cancellation date.
•	Merchant subscription fees which are either monthly merchant service fees recognized pro rata over the service period or transaction fees recognized at the point-of-sale.
•	Interest income derived from the escrow account which is included as other income.

Stock Based Compensation. The Company adopted ASC 505-50, “Share Based Payment” and related interpretations.  ASC 505-50 requires companies to estimate and recognize the fair value of stock-based awards to employees and directors.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenue. For the year ended December 31, 2009, our revenue was $155,658, compared to $50,738 for the same period in 2008, representing a increase of 206.8%. This increase in revenue was primarily attributable to our brand awareness being realized resulting in additional merchants and consumers.

Gross Loss. For the year ended December 31, 2009, our gross loss was $334,082, compared to a gross loss of $1,473,329 for the same period in 2008, representing an decrease of 77.3%. This decrease in our gross loss resulted primarily from the reduction in cost of sales ($489,740 and $1,524,067, for the year ended December 31, 2009 and 2008, respectively) complemented by the increase in revenues.

Selling, General and Administrative Expenses. For the year ended December 31, 2009, selling, general and administrative expenses were $852,030 compared to $2,047,296 for the same period in 2008, a decrease of 58.3%.  This reduction was primarily caused by lower operating expenses, employee-related costs, marketing expenses and travel expenses. Employee-related costs decreased from $1,099,509 to $564,507, marketing expenses decreased from $168,536 to $33,777, travel expenses decreased from $252,396 to $41,920 and consulting expenses decreased from $401,640 to $71,986. These reductions were offset by an increase in bad debt expense of $72,101.

Net Loss. We generated net losses of approximately $1,192,765 for the year ended December 31, 2009 compared to approximately $3,524,763 for the same period in 2008, a decrease of 66.2%.

Liquidity and Capital Resources

General. At December 31, 2009, we had cash and cash equivalents of $30,983. We have historically met our cash needs through a combination of cash flows from operating activities and proceeds from private placements of our securities. Our cash requirements are generally for selling, general and administrative activities. We believe that our cash balance at the time of the Merger should be sufficient to finance our cash requirements for expected operational activities, capital improvements, and partial repayment of debt through the next 4 months.

Our operating activities generated a deficit cash flow of approximately $504,500 for the year ended December 31, 2009, and we used cash in operations of approximately $3,058,356 during 2008. The principal elements of cash flow from operations for the year ended December 31, 2009 included a net loss of $1,192,765, offset by depreciation expense of $77,860, amortization expense of $116,114, and decreased investment in operating working capital elements of $494,291.

Cash generated in our financing activities was $527,916 for the year ended December 31, 2009, compared to cash generated of approximately $2,431,419 during the comparable period in 2008. This decrease was primarily attributed to a concentrated effort of capital procurement in 2008 compared to 2009.

Cash used in investing activities during the year ended December 31, 2009 was $0 for additions to property and equipment, compared to $171,528 during the same period in 2008. This decrease was attributable to the Company not making acquisitions due to cash flow restrictions.

As of December 31, 2009, current liabilities exceeded current assets by 5.1 times. Current assets increased from $117,021 at December 31, 2008 to $219,173 at December 31, 2009.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, primarily the economy.  Our operating results could also be impacted by a continued weakening of the U.S. and/or international economy. We predominately provide services to individuals.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have, or may have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

We have sustained recurring losses since inception and expect to incur additional losses in the foreseeable future.

We were formed on September 8, 2005 and have reported annual net losses since inception. For our fiscal years ended December 31, 2009 and 2008, we experienced losses of approximately $1,193,000 and $3,525,000, respectively. As of December 31, 2009, we had an accumulated deficit of approximately $7,297,000. In addition, we expect to incur additional losses in the foreseeable future, and there can be no assurance that we will ever achieve profitability. Our future viability, profitability and growth depend upon our ability to successfully operate, expand our operations and obtain additional capital. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

We do not have substantial cash resources and if we cannot raise additional funds or generate more revenues, we will not be able to pay our vendors and will probably not be able to continue as a going concern.

As of December 31, 2009, our available cash balance was approximately $31,000. We will need to raise additional funds to pay outstanding vendor invoices and execute our business plan. Our future cash flows depend on our ability to enter into, and be paid under, contracts with merchants to provide our online layaway services. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We have a limited operating history, and it may be difficult for potential investors to evaluate our business.

We began operations in August 2006. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have generated only limited revenues. Our revenues were approximately $156,000 and approximately $51,000 for the years ended December 31, 2009 and 2008, respectively.  As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a relatively new business. Investors should evaluate an investment in us in light of the uncertainties encountered by such companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as the ability of our merchants to enter into agreements with consumers for their respective products and/or services.  There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

Competition may increase in the online layaway market.

We may in the future compete for potential customers with companies not yet offering online layaway services but currently offering other payment alternatives and/or new companies to the industry. Competition in the alternative payment industry may increase in the future, partly due to the current economic situation in the United States and internationally.  Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for major merchants.

There can be no assurance that we will be able to compete successfully against future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our profitability depends, in part, on our success and brand recognition and we could lose our competitive advantage if we are not able to protect our trademarks and pending patents, if issued, against infringement, and any related litigation could be time-consuming and costly.

We believe our brand has gained substantial recognition by consumers and merchants in the United States. We have registered the “eLayaway” and the “e” egg trademarks with the United States Patent and Trademark Office. Use of our trademarks or similar trademarks by competitors in geographic areas in which we have not yet operated could adversely affect our ability to use or gain protection for our brand in those markets, which could weaken our brand and harm our business and competitive position. In addition, any litigation relating to protecting our trademarks and patents against infringement could be time consuming and costly.

The success of our business depends on the continuing contributions of Sergio A. Pinon, founder, and other key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.

We rely heavily on the services of Sergio A. Pinon, founder, vice-chairman of the board of directors and our chief marketing officer, as well as several other management personnel. Loss of the services of any such individuals would adversely impact our operations. In addition, we believe our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. We do not currently maintain any “key man” life insurance with respect to any of such individuals.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers.  If these economic conditions are prolonged or deteriorate further, the market for layaway services will decrease accordingly.

Risks Relating to Our Industry

We have experienced technological changes in our industry. New technologies may provide additional alternatives and result in a decrease in our consumer base.

The alternative payment industry, in general, is subject to technological change. Our future success will depend on our ability to appropriately respond to changing technologies and changes in function of products and quality. If we adopt products and technologies that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market. In addition, some new technologies are relatively untested and unperfected and may not perform as expected or as desired, in which event our adoption of such products or technologies may cause us to lose money.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the use of our products and/or services, which may significantly reduce demand for our products.

Our services, which utilize the consumers’ monies and maintained in an escrow account with our bank, HSBC, are not directly regulated at this time.  The Company does follow and consult relevant policies and procedures established for financial institutions to manage internal operations.

More individuals are using non-PC devices to access the Internet.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, personal digital assistants (“PDA”s), smart phones and handheld computers and video game consoles, as well as television set-top devices, has increased dramatically in the past few years. If the Company is slow to develop products and technologies that are compatible with non-PC communications devices, eLayaway® will fail to capture a significant share of an increasingly important portion of the market.

Interruption or failure of our information technology and communications systems could hurt the Company’s ability to effectively provide its products and services, which could damage eLayaway®’s reputation and harm its operating results.

The availability of the Company’s products and services depends on the continuing operation of eLayaway®’s information technology and communications systems. Any damage to, or failure of, eLayaway®’s systems could result in interruptions in its service, which could reduce the Company’s revenues and profits, and ultimately, damage eLayaway®’s brand name.

Our business depends on the services of our bank, HSBC.

HSBC is considered to be a large international bank.  Its stability, or lack thereof, could create various issues related to our services.  Other banks are viable alternatives but, without the services of a stable international bank, the offering of our services could be at risk.

Our success depends on providing products and services that make using the Internet and eLayaway® a sensible and enjoyable experience for our members and a profitable supplement for the Company’s merchants.

Our Company must continue to invest significant resources in research and development to enhance its web search technology, its existing products and services, and introduce new products and services that consumers can easily and effectively use. The Company’s operating results would also suffer if our innovations were not responsive to the needs of our users. This may force the Company to compete in different ways and expend significant resources to remain competitive.

Our Company has experience, and continues to experience, rapid growth in operations, which has placed, and will continue to place, significant demands on its management, operational and financial infrastructure.

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company’s brand and operating results. To effectively manage this growth, the Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to implement these improvements could hurt the Company’s ability to manage its growth and financial position.

The brand identity that the Company has developed has significantly contributed to the success of its business. Maintaining and enhancing the “eLayaway®” brand is critical to expanding the Company’s base of users, advertisers, members, and other partners.

The Company believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Internet market. If the company fails to maintain and enhance the “eLayaway®“ brand, or if it incurs excessive expenses in this effort, the Company’s business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing the “eLayaway®” brand will depend largely on the Company’s ability to be a technology leader and continue to provide high-quality products and services.

eLayaway®’s competitors are not limited to companies that offer online layaway. The Company is also in competition for end consumers with payment processors that do not offer layaway.

The three top alternative payment processors are currently PayPal™, Google Checkout™, and BillMeLater®. All three of these processors provide distinctive features that set them apart from their competition. In addition to Internet companies, the Company faces competition from other merchant services and finance companies, including web service providers and from traditional point-of-sale (POS) equipment, software providers and systems already installed into operating merchants. The Company expects that large retailers will adopt a multichannel solution beginning with the adoption of e-commerce integration followed by brick and mortar application. If large (top 300) retailers reintroduce layaway in stores prior to eLayaway® Internet integration, the Company’s ability to penetrate them could be harmed.

The Company's success will, in large measure, depend on acceptance of its patent pending payment process, by both consumer and merchants. Achieving such acceptance will require a significant marketing investment.

The Company's success will be dependent on acceptance of its proposed services. Such acceptance cannot be assured nor can it be assured that its services can be developed or performed at acceptable cost levels. The Company’s inability to successfully market its products and services could result in the loss of some or all of your investment. If the Company’s service fails to generate the level of demand it anticipates, the Company will realize a lower than expected return from its investment in research and development and the Company’s results of operations may suffer. Furthermore, the Company has no historical operations and are a newly formed entity. As a start-up company, the Company may be viewed negatively by the marketplace and acceptance of its services may suffer.

The Company treats its proprietary information as confidential and relies on internal nondisclosure safeguards and on laws protecting trade secrets, all to protect its proprietary information.

There can be no assurance that these measures will adequately protect the confidentiality of the Company's proprietary information or that others will not independently develop products or technology that are equivalent or superior to those of the Company. The Company’s patents, trademarks, trade secrets, copyrights and/or other intellectual property rights are important assets to the Company. Various events outside of the Company’s control pose a threat to its intellectual property rights as well as to the Company’s products and services. Although the Company seeks to obtain patent protection for its systems, it is possible that the Company may not be able to protect some of these innovations. There is always the possibility, despite the Company’s efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

Risks Relating to Our Organization and Our Common Stock

As of April 12, 2010, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Merger, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a merger. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;
●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. As soon as is practicable after becoming eligible, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Douglas R. Salie, our chief executive officer and chairman of our board of directors, beneficially owns or holds the proxies for a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Douglas R. Salie beneficially owns and holds the proxies for approximately 7.2% of our outstanding shares of common stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Sergio A. Pinon, our chief marketing officer and vice-chairman of our board of directors, beneficially owns or holds the proxies for a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Sergio A. Pinon beneficially owns and holds the proxies for approximately 3.4% of our outstanding shares of common stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Donald Read, one of our founders and a former officer, beneficially owns or holds the proxies for a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Donald Read beneficially owns and holds the proxies for approximately 10.9% of our outstanding shares of common stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

RDA Equities, L.P. beneficially owns or holds the proxies for a substantial portion of our outstanding stock, which enables it to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

RDA Equities, L.P. beneficially owns and holds the proxies for approximately 16.7% of our outstanding common stock.  As such, it has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions.  This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.  This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Bruce Harmon, our chief financial officer and director of our board of directors,  beneficially owns or holds the proxies for a substantial portion of our outstanding stock, which enables it to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Bruce Harmon beneficially owns and holds the proxies for approximately 3.8% of our outstanding common stock.  As such, it has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions.  This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.  This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

RDA Equities, L.P. beneficially owns or holds the proxies for a substantial portion of our outstanding stock, which enables it to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

RDA Equities, L.P. beneficially owns and holds the proxies for approximately 16.5% of our outstanding common stock.  As such, it has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions.  This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.  This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 12, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 1625 Summit Lake Drive, Hillside Building, Suite 205, Tallahassee, Florida 32317.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
Douglas R. Salie (3)	1,866,961	7.2%
Sergio A. Pinon (3)	884,686	3.4%
Bruce Harmon (3)(4)	1,000,000	3.8%
Donald Read	2,830,999	10.9%
RDA Equities, L.P.	4,313,485	16.7%

All officers and directors as a group (3 persons)	3,751,647	14.4%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 12, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Based on 26,075,966 shares of our common stock (includes the assumption of the exercise of all securities) outstanding immediately following the Merger after giving effect to the Merger and Split-off on April 12, 2010 and the common shares granted for services on April 13, 2010.

(3)	Officer and director.
(4)	Reflects 1,000,000 shares owned by Lakeport Business Services, Inc., which is owned and controlled by Bruce Harmon.

Executive Officers and Directors

The following persons became our executive officers and directors on April 12, 2010, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position

Douglas R. Salie	42	Chief Executive Officer and Chairman of the Board of Directors
Bruce Harmon	51	Chief Financial Officer and Director
Sergio A. Pinon	45	Chief Marketing Officer and Vice-Chairman

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Douglas R. Salie has served as our chief executive officer and chairman of the board of directors since August 2009.  Prior to eLayaway, Mr. Salie served as CEO of Triadium Holdings, LLC, a technology-based company specializing in various industries including sports and travel.  Mr. Salie was one of the initial investors in eLayaway and was involved in the early stages of the Company’s development until he left the Company in 2006.  He holds a B.S. degree in Management from the School of Business at Florida State University. Mr. Salie is also actively involved with The Fabretto Children’s Foundation and recently served as the chairman of the board of directors of The Dick Howser Center for Childhood Services.

Bruce Harmon has served as our chief financial officer since August 2009 and as a director since November 2009.  Mr. Harmon served as chief financial officer and director of Alternative Construction Technologies, Inc. (ACCY.OB), a construction material manufacturing company located in Melbourne, Florida, from 2005 to 2008, chief financial officer and director of Accelerated Building Concepts Corporation (ABCC.OB), a construction company located in Orlando, Florida, from 2006 to 2008, and as chief financial officer and director of Organa Technologies Group, Inc. (OGTG.PK), a technology company located in Melbourne, Florida, from 2006 to 2008.  He currently owns Lakeport Business Services, Inc. and serves as interim chief financial officer and director of Winwheel Bullion, Inc. (WWBU.OB), a public shell, located in Newport Beach, California, and as chief financial officer and director of TriplePalm, Inc., an Internet based business located in Naples, Florida. Mr. Harmon holds a B.S. degree in Accounting from Missouri State University.  Mr. Harmon is a member of the Certified Fraud Examiners Association.

Sergio A. Pinon, one of our founders, has served as our chief marketing officer and vice-chairman since inception in September 2005. Mr. Pinon has a well-seasoned ability for strengthening business, marketing and communication strategies. His many years of experience provide him with powerful business insight and an uncanny intuition. Mr. Pinon is an expert at evaluating marketing needs and formulating cost effective business solutions. He fine-tuned his leadership abilities in the United States Air Force before graduating from American Intercontinental University with a degree in Business Administration. He remains active in his community as a member of Leadership Tallahassee while serving on the Board of Directors for The Challenger Learning Center.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by (i) Douglas R. Salie, our chief executive officer and chairman, (ii) Bruce Harmon, our chief financial officer and director, and (iii) Sergio A. Pinon, our chief marketing officer, vice-chairman and secretary.

			Deferred				All Other
Name and			Compen-		Stock	Option	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation	Total

Douglas Salie (1)
Chief Executive Officer	2009	$-	$-	$-	$-	$-	$-	$-
and Chairman

Bruce Harmon (2)
Chief Financial Officer	2009	$2,500	$-	$-	$-	$-	$-	$2,500
and Director

Sergio Pinon (3)
Chief Marketing Officer	2009	$37,500	$-	$-	$-	$-	$-	$37,500
and Vice-Chairman	2008	$95,000	$-	$-	$-	$-	$-	$95,000

(1)
Mr. Salie served as a consultant from March 2009 through August 2009 for no compensation.  He entered into an employment contract effective September 2009.  Mr. Salie did not receive the accrued pay and requested that the Company not pay him due to the cash flow situation.  The Company reclassed the balance to additional paid in capital as of December 31, 2009.

(2)	Mr. Harmon served as a consultant from August 2009 through December 2009. His consulting firm, Lakeport Business Services, Inc., was paid the above stated balance.

(3)
Mr. Pinon, a founder of the Company, served as a managing member of eLayaway, LLC until its conversion to a C corporation on September 1, 2009.  Under the LLC, he was paid in distributions. Due to the Company's cash flow concerns in 2009, he did not receive a salary or distribution until July 2009.  Mr. Pinon entered into an employment contract effective September 2009.  A minimal amount was accrued and he requested that the Company not pay him that amount due to the cash flow situation in December 2009.  The Company reclassed the balance to additional paid in capital as of December 31, 2009.

Agreements with Executives

Officers

Douglas R. Salie

On September 5, 2009, eLayaway, Inc. entered into an employment agreement with Douglas R. Salie to serve as its chief executive officer and chairman. Pursuant to his employment agreement, Mr. Salie is entitled to receive an annual base salary of $75,000.  As of March 31, 2010, Mr. Salie has agreed not to take his earned salary and it has been forfeited accordingly.  In the event that Mr. Salie’s employment with us is terminated for any reason, Mr. Salie shall be entitled to receive his then current salary accrued through the effective date of termination. Mr. Salie’s employment agreement has no specified termination date.

Bruce Harmon

On January 5, 2010, eLayaway, Inc. entered into an employment agreement with Bruce Harmon to serve as its chief financial officer and director. Pursuant to his employment agreement, Mr. Harmon is entitled to receive an annual base salary of $75,000.  As of March 31, 2010, Mr. Harmon has agreed not to take his earned salary and it has been forfeited accordingly.  In the event that Mr. Harmon’s employment with us is terminated for any reason, Mr. Harmon shall be entitled to receive his then current salary accrued through the effective date of termination. Mr. Harmon’s employment agreement has no specified termination date.

Sergio A. Pinon

On September 5, 2009, eLayaway, Inc. entered into an employment agreement with Sergio A. Pinon to serve as its chief marketing officer and vice-chairman. Pursuant to his employment agreement, Mr. Pinon is entitled to receive an annual base salary of $75,000.  In the event that Mr. Pinon’s employment with us is terminated for any reason, Mr. Pinon shall be entitled to receive his then current salary accrued through the effective date of termination. Mr. Harmon’s employment agreement has no specified termination date.

Stock Option Plan

The Company does not currently have any equity compensating plans or stock option plans, but may decide to implement on in the future.

Director Compensation

During the fiscal years ended December 31, 2009 and 2008, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors’ and Officers’ Liability Insurance

eLayaway has directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions shortly after the date of the Merger. Such insurance will also insure eLayaway against losses which we may incur in indemnifying our officers and directors.  A new policy is being obtained by the Company to provide coverage for the officers and directors of Tedom, eLayaway’s public parent company.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

Dr. Robert D. Salie, the father of Douglas R. Salie, our CEO and Chairman, is a shareholder of the Company.

On April 13, 2010, the Company converted certain obligations owed by eLayaway into 1,000,000 shares of common stock of Tedom issued to Lakeport Business Services, Inc., which is owned and controlled by Bruce Harmon, an officer and director of the Company.

Item 3.02     Unregistered Sales of Equity Securities

As of April 13, 2010, the Board of Directors of the Company approved the issuance of 6,013,485 restricted shares of the Company’s Common Stock to satisfy certain outstanding obligations of eLayaway, Inc., the Company’s wholly-owned subsidiary.  In consideration of the shares issued, certain creditors cancelled the following obligations of eLayaway: (i) the obligation to pay outstanding billed and unpaid legal fees in exchange for 200,000 shares of common stock; (ii) eLayaway’s obligation to issue 4,313,485 shares of common stock as a flat fee for investor relations services performed in connection with the merger of the Company’s wholly-owned subsidiary with and into eLayaway; (iii) eLayaway’s obligation to pay a flat fee of 300,000 shares of common stock as a flat fee for legal services performed in connection with the merger of the Company’s wholly-owned subsidiary with and into eLayaway; (iv) the obligation to pay 200,000 shares of common stock in exchange for future services to be performed by the Company’s technology architect, which shares will be held in escrow; and (v) the Company’s obligation to pay 1,000,000 shares to satisfy outstanding payment obligations to one of eLayaway’s officers.

The Securities were issued under through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Merger is incorporated by reference into this Item 3.02.

Description of Capital Stock

Authorized Capital Stock

We have authorized One Hundred Fifty Million (150,000,000) shares of capital stock.  One Hundred Million Shares (100,000,000) shares are Common Stock with a par value of $0.001 and Fifty Million (50,000,000) shares are Preferred Stock with a par value of $0.001. One Million Eight Hundred Fifty Four Thousand Thirteen (1,854,013) shares of Preferred Stock are designated as the Series A Shares. Two Million Seven Hundred Eighty-Eight Thousand Three Hundred Sixty-Eight (2,788,368) shares of Preferred Stock are designated as the Series B Shares. Three Million One Hundred Forty-Two Thousand Four Hundred Fifty-Two (3,142,452) shares are designated as the Series C Shares and One Million Eight Hundred Eighty Nine Thousand Five Hundred Ninety-Four (1,889,594) shares are designated as the Series D Shares.

Capital Stock Issued and Outstanding

After giving effect to the Merger and the Split-Off, and the common shares granted for services on April 13, 2010, we have issued and outstanding securities on a fully diluted basis as follows:

(i)              18,104,490 shares of common stock;

(ii)             1,854,013 shares of Series A Shares;

(iii)            2,788,368 shares of Series B Shares;

(iv)            3,142,452 shares of Series C Shares; and

(v)             186,243 shares of Series D Shares.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

The holders of our Preferred Stock do not have any voting rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A, B, C and D Preferred Shares are entitled to receive, before any payment made to holders of the Company’s common stock, by reason of their ownership thereof, the amount paid per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), for each share of Series A, B, C and D Preferred Shares then held by them. Each share of Series A, B, C and D Preferred Shares are automatically be converted into shares of Common Stock, on a one-for-one basis, upon the earlier of (i) the effectiveness of the sale of the Company’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, with aggregate proceeds to the Company and/or any selling stockholders (prior to deduction of underwriter commissions and offering expenses) of at least $20,000,000, (ii) a sale of all or substantially all the assets of the Company, or (iii) the event whereby the average closing price per share of Common Stock of the Company, as reported by such over-the-counter market, interdealer quotation service or exchange on which shares of Common Stock of the Company are primarily traded (if any), equals or is greater than $10.00 per share, for thirty (30) consecutive trading days. The holders of our Series A, B, C and D Preferred Shares are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. The holders of our Series A, B, C and D Preferred Shares have no preemptive, subscription, redemption or conversion rights.

Dividend Policy

We currently intend to use all available funds to develop our business and do not anticipate that we will pay dividends in the future. We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under our Amended and Restated of Incorporation and Bylaws, a director of the Company will, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended, after approval by the stockholders of the Company’s Amended and Restated Certificate of Incorporation, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. In addition, the Company is authorized to provide indemnification of (and advancement of expenses to) officers of the Corporation (and any other persons to which Delaware General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol TDOM.OB and there is no active trading market for our stock. We intend to notify the OTC Bulletin Board of our upcoming name change and will obtain a new symbol. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the NYSE Amex Equities or The Nasdaq Stock Market, although we cannot be certain that we will ever satisfy such listing requirements or that any of these applications will be approved.

Transfer Agent

The Company has changed its transfer agent for our common stock to OTC Stock Transfer.

Item 4.01 Change in Registrant’s Certifying Accountant.

On April 14, 2010, the Company terminated Farber Hass Hurley, LLP as the Company’s independent auditor in connection with the change in control of the Company. The decision to change accountants was approved by the Company’s Board of Directors.  The reports of Farber Hass Hurley, LLP on the Company’s financial statements as of and for the periods ended June 30, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years, and any subsequent interim period preceding the termination on April 14, 2010, there were no disagreements between the Company and Farber Hass Hurley, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Farber Hass Hurley, LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

In the past, the Company’s financial statements were prepared by the Company and were not audited by an independent accountant.  On January 27, 2010, the Company engaged Salberg & Company, P.A. as its independent registered public accounting firm to audit the Company’s consolidated financial statements.  The Company did not, during its two most recent fiscal years or in any subsequent interim period prior to engaging that registered public accounting firm, consult Salberg & Company, P.A. regarding:

(i)
the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements whereby a written report was provided to the Company or oral advice was provided that Salberg & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our sole officer and director, Jason Weilert, immediately prior to the Merger resigned from all positions with us as of April 12, 2010, effective upon the closing of the Merger. There were no disagreements between Mr. Weilert and the Company.  Pursuant to the terms of the Merger, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Certificate Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), eLayaway’s audited consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)         Exhibits.
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.2	Asset Purchase Agreement between Tedom Capital, Inc. and Naven Properties, LLC, dated April 12, 2010. (6)
2.3	Amendments to the Agreement of Merger and Plan of Reorganization, dated March 19, 2010, by and among Tedom Capital, Inc., Tedom Acquisition Corp. and eLayaway, Inc. (6)
3.1	Certificate of Incorporation. (1)
3.2	Certificate of Amendment to the Certificate of Incorporation. (1)
3.3	Bylaws. (1)
3.4	Amended and Restated Certificate of Incorporation. (6)
10.1	Promissory Note dated February 14, 2007, in the principal amount of $11,500. (1)
10.2	Promissory Note dated May 19, 2007, in the principal amount of $10,491. (1)
10.3	Promissory Note dated February 7, 2008, in the principal amount of $3,000. (2)
10.4	Convertible 10% Promissory Note dated July 15, 2009, in the principal amount of $20,000. (3)
10.5	Convertible 10% Promissory Note dated October 26, 2009, in the principal amount of $18,500. (4)
16.1	Registration of Registrant’s Certifying Accountant, dated April 14, 2010. (5)

10.6	Promissory Note dated June 30, 2009, in the principal amount of $25,000. (6)
10.7	Promissory Note dated November 2, 2009, in the principal amount of $15,300. (6)
10.8	Promissory Note dated March 12, 2010, in the principal amount of $50,000. (6)
10.9	Convertible 12% Promissory Note dated September 10, 2009, in the principal amount of $100,000. (6)
10.10	Promissory Note dated February 10, 2010, in the principal amount of $10,000. (6)
10.11	Utility Patent Assignment, Utility Patent Application 11/550,301, Electronic Payment Systems And Methods. (6)
10.12	Employment Agreement – Douglas R. Salie. (6)
10.13	Employment Agreement – Bruce Harmon. (6)
10.14	Employment Agreement – Sergio A. Pinon. (6)
10.15	Convertible Promissory Note dated April 6, 2010, in the principal amount of $100,000 (6)

99.1	eLayaway, Inc. and Subsidiaries financial statements for the fiscal years ended December 31, 2009 and 2008. (6)
99.2	Tedom Capital, Inc. and eLayaway, Inc. proforma financial statements for the periods ended December 31, 2009. (6)

(1)	Incorporated by reference from the Company’s Registration Statement on Form SB-2 (File No. 333-148516) filed with the Securities and Exchange Commission on January 8, 2008.

(2)	Incorporated by reference from Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-148516) filed with the Securities and Exchange Commission on February 20, 2008.

(3)	Incorporated by reference from the Company’s Form 10-K for the fiscal year ended June 30, 2009.

(4)	Incorporated by reference from Company’s Form 10-Q for the period ended December 31, 2009.

(5)	Incorporated by reference from the Company’s form 10-Q for the period ended March 31, 2010.

(6)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2010

eLAYAWAY, INC.

By:	/s/ Douglas R. Salie
Douglas R. Salie
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.2	Asset Purchase Agreement between Tedom Capital, Inc. and Naven Properties, LLC, dated April 12, 2010.
2.3	Amendments to Agreement of Merger and Plan of Reorganization, dated March 19, 2010, by and among Tedom Capital, Inc., Tedom Acquisition Corp. and eLayaway, Inc.
3.4	Amended and Restated Certificate of Incorporation.
10.6	Promissory Note dated June 30, 2010, in the principal amount of $25,000.
10.7	Promissory Note dated November 2, 2009, in the principal amount of $15,300.
10.8	Promissory Note dated March 12, 2009, in the principal amount of $50,000.
10.9	Convertible 12% Promissory Note dated September 10, 2009, in the principal amount of $100,000.
10.10	Promissory Note dated February 10, 2010, in the principal amount of $10,000.
10.11	Utility Patent Assignment, Utility Patent Application 11/550,301, Electronic Payment Systems And Methods.
10.12	Employment Agreement – Douglas R. Salie.
10.13	Employment Agreement – Bruce Harmon.
10.14	Employment Agreement – Sergio A. Pinon.
10.15	Convertible Promissory Note dated April 6, 2010, in the principal amount of $100,000.
16.1	Registration of Registrant’s Certifying Accountant.
99.1	eLayaway, Inc. and Subsidiaries financial statements for the fiscal years ended December 31, 2009 and 2008.
99.2	Tedom Capital, Inc. and eLayaway, Inc. proforma financial statements for the periods ended December 31, 2009. (5)